EXHIBIT 3.8

SECRETARY OF STATE

CORPORATE CHARTER

(CONVERSION)

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CAREVIEW COMMUNICATIONS, INC. did on November 6, 2007 file in this office the Convert In and Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, on November 6, 2007.

ROSS MILLER

Secretary of State

By

Certification Clerk

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (776) 684 5708 Website: secretaryofstate.biz

	Filed in the Office of	Document Number
20070762002-26
Filing Date and Time
Articles of Conversion	Ross Miller	11/06/2007 1:49 PM
(PURSUANT TO NRS 92A.205)	Secretary of State	Entity Number
Page 1	State of Nevada	E0764622007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.	Name and Jurisdiction of organization of constituent entity and resulting entity:

CAREVIEW COMMUNICATIONS, INC.
Name of constituent entity

California	Corporation
Jurisdiction	Entity type *

and,

CAREVIEW COMMUNICATIONS, INC.
Name of resulting entity

Nevada	Corporation
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the Jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐	The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form AM Conversion page 1 2007 Revised on 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (776) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	Paracorp Incorporated

c/o:	318 N. Carson St.

Suite 208

Carson City, NV 89701

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*: November 9, 2007

6.	Signatures - must be signed by:

1.	If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

2.	If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

CAREVIEW COMMUNICATIONS, INC. Name of constituent entity

/s/ John R. Bailey	Chief Financial Officer	11/2/07
Signature	Title	Date

*	Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s’ articles.

Filing Fee $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form AM Conversion page 2 2007
Revised on 01/01/07